Exhibit 99.2

REATA PHARMACEUTICALS ANNOUNCES FDA APPROVAL OF SKYCLARYS™ (OMAVALOXOLONE), THE FIRST AND ONLY DRUG INDICATED FOR PATIENTS WITH FRIEDREICH’S ATAXIA

Friedreich’s Ataxia is an Ultra-Rare, Progressive, Neuromuscular disease that affects approximately 5,000 diagnosed patients in the United States

SKYCLARYS is indicated for the treatment of Friedreich’s ataxia in adults and adolescents aged 16 years and older

Rare Pediatric disease priority review voucher granted

MANAGEMENT TO HOST CONFERENCE CALL today, february 28, 2023, at 6:00 pm ET

PLANO, Texas—February 28, 2023 (BUSINESS WIRE)—Reata Pharmaceuticals, Inc. (Nasdaq: RETA) (“Reata,” the “Company,” “our,” “us,” or “we”), a biopharmaceutical company focused on developing and commercializing novel therapies for patients with severe diseases, announced that the U.S. Food and Drug Administration (“FDA”) has approved SKYCLARYS™ (omaveloxolone) for the treatment of Friedreich’s ataxia in adults and adolescents aged 16 years and older. With this approval, the FDA granted a rare pediatric disease priority review voucher.

"The approval of SKYCLARYS, the first therapy specifically indicated for the treatment of Friedreich’s ataxia, is an important milestone for patients affected by this disease as well as their families and caregivers," said Warren Huff, Reata's Chief Executive Officer. "We are grateful to Friedreich’s ataxia patients, investigators, U.S. regulators, and our scientists and employees who made this approval possible. As a company, this is a transformative milestone that highlights our commitment to developing and commercializing novel therapies for patients with severe diseases with few or no approved therapies. We look forward to delivering SKYCLARYS to eligible patients as quickly as possible."

Friedreich’s ataxia is an ultra-rare, inherited neurodegenerative disorder that is typically diagnosed during adolescence. Patients with Friedreich’s ataxia experience progressive loss of coordination, muscle weakness, and fatigue, which commonly progresses to motor incapacitation and wheelchair reliance by their teens or early twenties, and eventually death. Friedreich’s ataxia affects approximately 5,000 diagnosed patients in the U.S.

“Friedreich's ataxia is a debilitating neuromuscular disease that progressively robs patients of their mobility and independence,” said Susan Perlman, MD, Clinical Professor, Department of Neurology, David Geffen School of Medicine, UCLA. “The approval of SKYCLARYS represents an important step forward in the treatment of Friedreich's ataxia, providing physicians with the first disease-specific treatment option approved for patients living with this ultra-rare and progressive disease.”

"Today’s approval of SKYCLARYS represents a significant milestone in our effort to advance research and achieve treatments for Friedreich’s ataxia," said Jen Farmer, Chief Executive Officer at Friedreich's Ataxia Research Alliance.

"The entire Friedreich's ataxia community including patients, clinicians, scientists, pharmaceutical companies, government agencies, and others have worked collaboratively for decades to enable therapeutic development for this debilitating disease. Today, we celebrate the impact of an engaged patient community, and we are grateful to the FDA and Reata for working together on the approval of SKYCLARYS, the first therapy approved in the United States for adult and adolescent patients aged 16 years and older with Friedreich's ataxia.”

The approval of SKYCLARYS is supported by the efficacy and safety data from the MOXIe Part 2 trial and a post hoc Propensity-Matched Analysis of the open-label MOXIe Extension trial.

MOXIe Part 2 was a randomized, double-blind, placebo-controlled study. Patients with genetically confirmed Friedreich’s ataxia and baseline modified Friedreich’s Ataxia Rating Scale (“mFARS”) scores between 20 and 80 were randomized 1:1 to receive placebo or 150 mg of SKYCLARYS daily. The primary endpoint was change from baseline in mFARS score compared to placebo at Week 48 in the Full Analysis Population of patients without severe pes cavus (n=82). The mFARS is a clinical assessment tool to assess patient function and is used in clinical trials to assess the efficacy of investigational products for use in Friedreich’s ataxia. Treatment with SKYCLARYS resulted in statistically significant lower mFARS scores (less impairment) relative to placebo at Week 48. The placebo-corrected difference between the two groups was -2.41 points with a p-value of 0.0138. The most common adverse reactions in MOXIe Part 2 (≥20% and greater than placebo) were elevated liver enzymes (AST/ALT), headache, nausea, abdominal pain, fatigue, diarrhea, and musculoskeletal pain.

Further, in a post hoc Propensity-Matched Analysis, mFARS progression of patients treated with 150 mg of SKYCLARYS daily in the open-label MOXIe Extension trial was compared to the progression of propensity score-matched untreated patients in the largest natural history study of Friedreich’s ataxia, Clinical Outcome Measures in Friedreich’s ataxia (“FA-COMS”). All patients enrolled in the MOXIe Extension study with at least one post-baseline assessment (n=136) were matched one to one with patients from the FA-COMS study (n=136). Lower (improved) mFARS scores were observed in patients treated with SKYCLARYS after 3 years relative to the matched set of untreated patients from the FA-COMS natural history study. These exploratory analyses should be interpreted cautiously given the limitations of data collected outside of a controlled study, which may be subject to confounding.

Reata REACH Offers Personalized Access Support for Patients

Today, the Company also announced the launch of the Reata Education, Access, and Care Helpline (REACH), an integrated specialty pharmacy and patient services program, designed to help eligible patients access prescribed Reata medicines. For additional information about REACH programs call 1-844-98-REACH or visit www.reataREACH.com. Reata Pharmaceuticals has partnered with an independent specialty pharmacy specializing in rare disease services to serve as the exclusive SKYCLARYS pharmacy.

We are completing the commercial drug product manufacturing and anticipate commercial drug supply of SKYCLARYS to be available in the second quarter of 2023.

Conference Call Information

Reata’s management will host a conference call on February 28, 2023, at 6:00 pm ET. The conference call will be accessible by dialing (844) 200-6205 (toll-free domestic) or (929) 526-1599 (international) using access code 827526. The webcast link is https://events.q4inc.com/attendee/939887927.

About SKYCLARYS™ (omaveloxolone)

SKYCLARYS™ (omaveloxolone) is an oral, once-daily medication indicated for the treatment of Friedreich’s ataxia in adults and adolescents aged 16 years and older in the U.S. SKYCLARYS has received Orphan Drug, Fast Track, and Rare Pediatric Disease Designations from the FDA. Additionally, the company’s Marketing Authorization Application for omaveloxolone is under review in Europe by the European Medicines Agency (EMA). The European Commission has granted Orphan Drug designation in Europe to omaveloxolone for the treatment of Friedreich’s ataxia.

INDICATION AND IMPORTANT SAFETY INFORMATION FOR SKYCLARYS (omaveloxolone)

Indication

SKYCLARYS is indicated for the treatment of Friedreich’s ataxia in adults and adolescents aged 16 years and older.

IMPORTANT SAFETY INFORMATION

WARNINGS AND PRECAUTIONS

Elevation of Aminotransferases: Treatment with SKYCLARYS can cause an elevation in hepatic transaminases (alanine aminotransferase [ALT] and aspartate aminotransferase [AST]). The incidence of elevations of ALT or AST above 5 times and 3 times the upper limit of normal (ULN) was 16% and 31%, respectively, in patients treated with SKYCLARYS. There were no cases of concomitant elevation of transaminases and total bilirubin observed. Maximum increases in ALT and AST occurred within 12 weeks after starting SKYCLARYS. Increases in serum aminotransferases were generally asymptomatic and reversible following discontinuation of SKYCLARYS. Patients with clinically significant liver disease were excluded from the pivotal study.

Monitor ALT, AST, and total bilirubin prior to initiation of SKYCLARYS, every month for the first 3 months of treatment, and periodically thereafter. If transaminases increase to levels greater than 5 times the ULN, or greater than 3 times the ULN with evidence of liver dysfunction (e.g., elevated bilirubin), immediately discontinue SKYCLARYS and repeat liver function tests as soon as possible. If transaminase levels stabilize or resolve, SKYCLARYS may be reinitiated with an appropriate increased frequency of monitoring of liver function.

Elevation of B-Type Natriuretic Peptide: Treatment with SKYCLARYS can cause an increase in B-type natriuretic peptide (BNP), a marker of cardiac function. A total of 14% of patients treated with SKYCLARYS had an increase from baseline in BNP value above the ULN (100 pg/mL), compared to 4% of patients who received placebo. The incidence of elevation of BNP above 200 pg/mL was 4% in patients treated with SKYCLARYS. Cardiomyopathy and cardiac failure are common in patients with Friedreich’s ataxia. Patients were excluded from the pivotal study if they had BNP levels > 200 pg/mL prior to study entry, or a history of clinically significant left-sided heart disease and/or clinically significant cardiac disease, with the exception of mild to moderate cardiomyopathy associated with Friedreich’s ataxia. Whether the elevations in BNP are related to SKYCLARYS or cardiac disease associated with Friedreich’s ataxia is unclear.

Elevations in BNP may indicate cardiac failure and should prompt an evaluation of cardiac function. Check BNP prior to initiation of SKYCLARYS. Monitor patients for the signs and symptoms of fluid overload, such as sudden weight gain (3 pounds or more of weight gain in one day, or 5 pounds or more of weight gain in a week), peripheral edema, palpitations, and shortness of breath. If signs and symptoms of fluid overload develop, worsen, or require hospitalization, evaluate BNP and cardiac function, and manage appropriately. Management of fluid overload and heart failure may require discontinuation of SKYCLARYS.

Lipid Abnormalities: Treatment with SKYCLARYS can cause changes in cholesterol. In the pivotal study, 29% of patients treated with SKYCLARYS reported elevated cholesterol above ULN at one or more time points. Mean increases were observed within 2 weeks of initiation of SKYCLARYS and returned to baseline within 4 weeks of discontinuing treatment. A total of 16% of patients treated with SKYCLARYS had an increase in low-density lipoprotein cholesterol (LDL-C) from baseline, compared to 8% of patients who received placebo. The mean increase in LDL-C for all SKYCLARYS-treated patients was 23.5 mg/dL at 48 weeks. A total of 6% of patients treated with SKYCLARYS had decreases in high-density lipoprotein cholesterol (HDL-C) from baseline compared to 4% of patients who received placebo. The mean decrease in HDL-C for all SKYCLARYS-treated patients was 5.3 mg/dL at 48 weeks.

Assess lipid parameters prior to initiation of SKYCLARYS and monitor periodically during treatment. Manage lipid abnormalities according to clinical guidelines.

CONTRAINDICATIONS

None.

ADVERSE REACTIONS

Adverse reactions reported in 10% or more of patients and greater than placebo were elevated liver enzymes (AST/ALT) (37%), headache (37%), nausea (33%), abdominal pain (29%), fatigue (24%), diarrhea (20%), musculoskeletal pain (20%), oropharyngeal pain (18%), influenza (16%), vomiting (16%), muscle spasms (14%), back pain (13%), decreased appetite (12%), rash (10%).

DRUG INTERACTIONS

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Moderate or Strong CYP3A4 Inhibitors: Avoid concomitant use. Consider SKYCLARYS dosage reduction with monitoring if use is unavoidable.
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Moderate or Strong CYP3A4 Inducers: Avoid concomitant use.
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Hormonal Contraceptives: Counsel females to use an alternative contraceptive method (e.g., non-hormonal intrauterine system) or additional non-hormonal contraceptive (e.g., condoms) during concomitant use and for 28 days after discontinuation of SKYCLARYS.

This is not a complete list of potential drug interactions.

Specific Population: Due to the uncertainty of any potential adverse effects on the breastfed infant, women are advised not to breastfeed during treatment with SKYCLARYS.

To report SUSPECTED ADVERSE REACTIONS, contact Reata Pharmaceuticals, Inc. at 1-800-314-3934 or FDA at 1-800-FDA-1088 or www.fda.gov/medwatch.

For more information about SKYCLARYS, please see the full Prescribing Information

US-SKY-2300055 v2.0

About Friedreich's Ataxia

Friedreich’s ataxia is an ultra-rare, genetic, life-shortening, debilitating, and degenerative neuromuscular disorder typically caused by a trinucleotide repeat expansion in the first intron of the frataxin gene, which encodes the mitochondrial protein frataxin. Pathogenic repeat expansions can lead to impaired transcription and reduced frataxin expression, which can result in mitochondrial iron overload and poor cellular iron regulation, increased sensitivity to oxidative stress, and impaired mitochondrial ATP production. Patients with Friedreich’s ataxia typically experience symptoms in childhood, including progressive loss of coordination, muscle weakness, and fatigue that commonly results in motor incapacitation with patients requiring a wheelchair in their 20s. Based on an insurance claim analysis, we believe there are approximately 5,000 patients diagnosed with Friedreich’s ataxia in the United States.

About Reata

Reata is biopharmaceutical company committed to developing and commercializing novel therapeutics for patients with serious or life-threatening diseases by targeting molecular pathways involved in the regulation of cellular metabolism and inflammation. Reata’s first product, SKYCLARYS™ (omaveloxolone) has been approved by the FDA for the treatment of FA and is under review in Europe by the EMA. In addition, Reata is developing bardoxolone methyl (“bardoxolone”) for the treatment of patients with chronic kidney disease and cemdomespib for the treatment of patients with diabetic neuropathic pain. Bardoxolone and cemdomespib are investigational drugs, and their safety and efficacy have not been established by any regulatory agency.

Forward-Looking Statements

This press release includes certain disclosures that contain “forward-looking statements,” including, without limitation, our plans and objectives for the commercialization of SKYCLARYS and the timing thereof, our expectations regarding the size of the patient population for SKYCLARYS, and our plans to research, develop, and commercialize our other product candidates. You can identify forward-looking statements because they contain words such as “believes,” “will,” “may,” “aims,” “plans,” “model,” and “expects.” Forward-looking statements are based on Reata’s current expectations and assumptions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks, and changes in circumstances that may differ materially from those contemplated by the forward-looking statements, which are neither statements of historical fact nor guarantees or assurances of future performance. Important factors that could cause actual results to differ materially from those in the forward-looking statements include, but are not limited to, (i) the potential market size and the size of the patient population for SKYCLARYS and the market opportunities for SKYCLARYS; (ii) our ability to successfully build our commercial infrastructure to manufacture, market and sell SKYCLARYS, including the successful development and implementation of our sales and marketing campaigns for SKYCLARYS; (iii) the ability of our third-party suppliers and contract manufacturers to manufacture SKYCLARYS at the required quality and quantities and in compliance with applicable laws and regulations; and (iv) other factors set forth in Reata’s filings with the U.S. Securities and Exchange Commission, including its Annual Report on Form 10-K for the fiscal year ended December 31, 2022, under the caption “Risk Factors.” The forward-looking statements speak only as of the date made and, other than as required by law, we undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

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Contact:

Reata Pharmaceuticals, Inc.

(972) 865-2219

https://www.reatapharma.com/

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https://www.reatapharma.com/contact-us/